UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11, 2005

Renal Care Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27640 (Commission File Number)	62-1622383 (I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 600
Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 345-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS

     On May 11, 2005, Renal Care Group, Inc. (the “Company”) was served with a Complaint in the Chancery Court for the State of Tennessee Twentieth Judicial District at Nashville styled Plumbers Local #65 Pension Fund, on behalf of itself and all others similarly situated, Plaintiff, vs. Renal Care Group, Inc., William P. Johnston, Gary Brukardt, Peter J. Grua, Joseph C. Hutts, Harry R. Jacobson, William V. Lapham, Thomas A. Lowery, Stephen D. McMurray and C. Thomas Smith, Defendants. The Complaint is brought by the plaintiff stockholder as a purported class action on behalf of all stockholders similarly situated. The Complaint alleges that the Company and its directors engaged in self-dealing and breached their fiduciary duties to the Company’s stockholders in connection with the agreement by the Company to be acquired by Fresenius Medical Care AG (the “Acquisition”).

     The Company believes that the allegations in the Complaint are without merit.

     Consummation of the Acquisition is subject to customary conditions, including the absence of any order or injunction prohibiting the closing. The Complaint seeks to enjoin and prevent the parties from consummating the Acquisition.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renal Care Group, Inc.

Date: May 11, 2005	By:	/s/ David M. Dill

	Name:	David M. Dill
	Title:	Executive Vice President and Chief Financial Officer